Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 22, 2012, with respect to the financial statements of Project Argyle, a business owned by BP p.l.c. and affiliates.

/s/ ERNST & YOUNG LLP
Calgary, Canada
December 30, 2013	Chartered Accountants